Hammer Fiber Optics Holdings Corp [HMMR]

HIRES FINANCIAL SERVICES VETERAN TO LEAD THE COMPANY'S NEW FINTECH INITIATIVE

New York, N.Y. September 20, 2021 - Hammer Fiber Optics Holdings Corp (OTCQB: HMMR), soon to be known as Hammer Technology Holdings, announced today that as part of its evolving diversification strategy the Company is appointing Kevin Ferguson as Principal Consultant Global Fintech Acquisitions. Under his guidance and with the unanimous commitment of the Board of Directors, the Company will be seeking the acquisition of various valuable fintech initiatives.

Kevin Ferguson, a veteran of the financial services and fintech industries has extensive knowledge of international banking and payments technology initiatives, which maximizes Hammer's opportunity within current market offerings, to build the banking relationships and fintech partnerships so critical to launching services in new global markets. Mr. Ferguson has held numerous executive operational leadership roles with international technology and fintech providers such as Deloitte Consulting, SAP, SunGard (now FIS,) Element AI (now Service Now,) NewComLink and Oracle.

Commenting on Mr. Ferguson's leadership, extensive experience and industry knowledge to drive the Company's diversification strategy forward, Michael Cothill, Chairman of the Board since its inception and newly appointed Executive Chairman of the Hammer group said that "The time to market is of the essence and Mr. Ferguson has rapidly identified the first potential acquisition of a Swiss based fintech entity who has developed and deployed a fully functional state-of-the-art cross-border payment and remittance platform".

"Although the final details of the transaction are still under a Strictly Confidential Letter of Intent, the successful acquisition of this fintech entity who has key strategic banking partnerships in place, will significantly and rapidly position Hammer as a viable and lucrative international cross border remittance and bill payment competitor," said Mr. Ferguson.

"Hammer plans to finalize the definitive agreement of this material acquisition imminently" Cothill concluded.

About Hammer

Hammer Fiber Optics Holdings Corp. (OTCQB:HMMR) soon to be known as Hammer Technology Holdings, is a company investing in the future of technology. Hammer has broadened its strategy to focus on the rapidly evolving world of innovative technology and in an effort to keep pace, has restructured the group to allow for the creation of several related verticals. In addition to its "Everything Wireless" strategy which includes the deployment of high-speed fixed wireless service for residential and small business, Hammer seeks to enter into the Fintech industry which is rapidly becoming the mainstream technology powering today's telecommunication applications. For more information contact Investor Relations at info@hammerfiber.com.

Forward Looking Statements

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995